Exhibit (a)(1)(E)

Letter to Clients with respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

Pharmasset, Inc.

at

$137 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated December 6, 2011

by

Royal Merger Sub Inc.

and

Royal Merger Sub II Inc.,

Each, a wholly-owned subsidiary of

Gilead Sciences, Inc.,

and

Gilead Sciences, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 12, 2012 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME ON JANUARY 11, 2012), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE OFFERORS.

December 6, 2011

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated December 6, 2011 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Gilead Sciences, Inc., a Delaware corporation (“Gilead”), Royal Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of Gilead (“Merger Sub”), and Royal Merger Sub II Inc., a Delaware corporation and indirect wholly-owned subsidiary of Gilead (“Merger Sub II” and, together with Gilead and Merger Sub, the “Offerors”), to purchase all outstanding shares of common stock, par value $0.001 (“Shares”), of Pharmasset, Inc., a Delaware corporation (“Pharmasset”), at a price of $137 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the “Offer Price”) upon the terms and subject to the conditions set forth in the Offer. The Shares will be purchased by Merger Sub or Merger Sub II, at the election of Gilead prior to the date and time at which Shares are first accepted for payment in the Offer (the purchasing entity being referred to as “Purchaser”).

Also enclosed is a letter to stockholders of Pharmasset from the Chief Executive Officer of Pharmasset, accompanied by Pharmasset’s Solicitation/Recommendation Statement on Schedule 14D-9.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the Offer.

Your attention is directed to the following:

1. The offer price is $137 net per Share in cash upon the terms and subject to the conditions of the Offer.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 21, 2011 (together with any amendments or supplements thereto, the “Merger Agreement”), among Gilead, Merger Sub and Pharmasset, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Pharmasset, with Pharmasset continuing as the surviving corporation (the “Merger”).

4. Pharmasset’s board of directors (the “Pharmasset Board”) unanimously recommends that you tender all of your Shares into the Offer. After careful consideration, the Pharmasset Board has unanimously: (1) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of Pharmasset and its stockholders; (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, in accordance with the requirements of the Delaware General Corporation Law; and (3) recommended that Pharmasset’s stockholders accept the Offer and tender their Shares into the Offer and, if required, adopt the Merger Agreement at a stockholders’ meeting duly called and held for such purpose.

5. The Offer is not subject to any financing condition. The Offer is, however, subject to the satisfaction of the Minimum Tender Condition (as defined in the Offer to Purchase), the HSR Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 13 of the Offer to Purchase.

6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on January 12, 2012 (one minute after 11:59 p.m., New York City time on January 11, 2012).

7. Any transfer taxes applicable to Purchaser pursuant to the Offer will be paid by Purchaser, subject to Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration time of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form.

Payment for Shares will be in all cases made only after such Shares are accepted by Purchaser for payment pursuant to the Offer and the timely receipt by BNY Mellon Shareowner Services, (the “Depositary”), of (a) certificates for such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser and Gilead by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

Instructions with Respect to the

Offer to Purchase

All Outstanding Shares of Common Stock

of

Pharmasset, Inc.

at

$137 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated December 6, 2011

by

Royal Merger Sub Inc.

and

Royal Merger Sub II Inc.,

Each, a wholly-owned subsidiary of

Gilead Sciences, Inc.,

and

Gilead Sciences, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 12, 2012 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME ON JANUARY 11, 2012), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE OFFERORS.

The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated December 6, 2011 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Gilead Sciences, Inc., a Delaware corporation (“Gilead”), Royal Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of Gilead (“Merger Sub”), and Royal Merger Sub II Inc., a Delaware corporation and indirect wholly-owned subsidiary of Gilead (“Merger Sub II” and, together with Gilead and Merger Sub, the “Offerors”), to purchase all of the outstanding shares of common stock, par value $0.001 (“Shares”), of Pharmasset, Inc., a Delaware corporation (“Pharmasset”), at a price of $137 per Share, net to the seller in cash (less any required withholding taxes and without interest) upon the terms and subject to the conditions set forth in the Offer. The Shares will be purchased by Merger Sub or Merger Sub II, at the election of Gilead prior to the date and time at which Shares are first accepted for payment in the Offer (the purchasing entity being referred to as “Purchaser”).

The undersigned hereby instruct(s) you to tender the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to BNY Mellon Shareowner Services, the Depositary for the Offer, will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

Number of Shares to Be Tendered: Shares*

Account Number:	Signature(s):

Capacity**
Dated:

Please Type or Print Name(s) above

Please Type or Print Address(es) above

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.

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